EXHIBIT NUMBER 6.5

                                CONSULTING AGREEMENT

               THIS  AGREEMENT made  and  entered into  the  6th day  of
            February, 1998, effective December 1, 1997, by and between Torvec, Inc., a New York corporation having a principal place of business at 11 Pondview Drive, Pittsford, New York, 14534 (hereinafter "TORVEC") and James Gleasman, an individual having a principal place of business at 166
            Brittany   Lane,    Pittsford,   New    York,   (hereinafter
            "Consultant").
                                     WITNESSETH
               WHEREAS,    Consultant  has  experience  in  the  design,
            development, and manufacture of gears, clutches, couplings, and other mechanical elements , for all purposes including, but not limited to use in automotive components and motor vehicles and is willing to design, develop, and manufacture such products for TORVEC; and
               WHEREAS,    TORVEC  desires to  have  Consultant  design,
            develop, and assist in the manufacturing of such products for TORVEC under the terms and conditions set forth in this Agreement.
               NOW, THEREFORE, in consideration  of the mutual covenants
            and promises set  forth herein, the parties  hereto agree as follows.
               1.   Definitions.  The following definitions shall apply
            for all purposes   of this Agreement:
                  (a) "Work Product" shall mean all data, designs, documentation, inventions, soft-ware and information, in whatever form, first produced created or emanating from, by or for Consultant in the performance of work or the rendition of services under this Agreement.
                  (b) "Background Rights" shall mean all data, designs, documentation, inventions, software, marketing, joint venture, business plans and information, in whatever form, not first produced created or emanating from, by or for Consultant as a result of or related to the performance of work or the rendition of services under this Agreement, but included in or necessary for use in or with the Work Product or any other product or any portion thereof which is produced or contemplated by Torvec.



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                  (c) "TORVEC Representative" shall mean the Chief Operating Officer of Torvec or his alternate as designated in writing by him.
               2.   Work to be performed and services to be rendered.
                  (a) Consultant agrees, during the term of this Agreement, the Consultant shall devote his full time and effort to the design, development, and manufacture of inventions and products for Torvec, the training of others performing such work, and the development of marketing strategies and joint venture opportunities for TORVEC.
                  (b) The work to be performed and the services to be rendered hereunder shall be performed by the Consultant, and such work or services may not be subcontracted or otherwise performed by third parties on behalf of Consultant without the prior written permission of TORVEC, which permission shall not be unreasonably withheld; provided, however, that Consultant shall be responsible therefor pursuant to this Agreement.
               3.   Rights in the Work Product and Background Rights.
                  (a) Consultant hereby grants to TORVEC, and TORVEC hereby accepts, the entire, right title and interest of Consultant in and to the Work Product and in and to all patents, copyrights, trade secrets, trademarks, business plans, marketing and joint venture concepts, and other proprietary rights in or based on the Work Product.
                  (b) Consultant hereby grants to TORVEC, and TORVEC hereby accepts, an unlimited, unrestricted, royalty-free, fully paid-up, worldwide exclusive right and license, with the right to grant licenses and sublicenses to others without accounting to Consultant, under the Background Rights and the entire right, title, and interest of Consultant to the Background Rights and all proprietary rights therein or based thereon.
                  (c) Consultant and TORVEC agree that if the Work Product or any portion thereof is copyrightable, it shall be deemed to be a "work made for hire," as such term is defined in the Copyright Laws of the United States.
                  (d) Consultant shall cooperate with TORVEC or its designees and execute all documents of assignment, oaths, declaration and other documents, as may be prepared by TORVEC, to effect the foregoing or to perfect or enforce any proprietary rights resulting from or related to this Agreement. Such cooperation and execution shall be at no additional compensation to Consultant; provided, however, that TORVEC shall reimburse Consultant for reasonable out-of pocket expenses incurred.


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               4.   Compensation.
                   (a) As compensation in full for the successful performance of all work and services to be performed hereunder, including the grant of rights and licenses in and to Work Product and Background Rights, TORVEC shall pay Consultant a fixed fee of $12,500.00 per month.
                  (b) TORVEC shall reimburse Consultant for expenses incurred by Consultant in the performance of work and the rendition of services under this Agreement, provided that reimbursement of travel and related expenses shall be in accordance with TORVEC's then current policies applicable to TORVEC employees for the reimbursement of such expenses. Consultant shall obtain receipts for all expenses in excess of $25 and shall submit them to TORVEC.
                  (c) Subject to the approval by its shareholders of the Company's 1998 Stock Option Plan, there is hereby granted to the Consultant a non-qualified stock option to purchase up to 25,000 shares of the Company's $.01 par value Common Stock at an exercise price of $5.00 per share. The option granted hereby shall be subject to the terms and conditions set forth in the Stock Option Agreement attached hereto and made a part hereof. The term of the option shall be for a period of 10 years, shall vest on a cumulative basis at a rate of 20% per year, shall provide for immediate and full vesting in the event the Company is acquired and shall provide that the right to exercise the option in accordance with its terms shall survive the Consultant's termination of services.
               5.   Confidentiality.
                  (a) Consultant agrees that the Work Product and Background Rights are the sole and exclusive property of TORVEC, and Consultant shall treat the Work Product and Background Rights on a confidential basis and not disclose it to any third party or use it for the benefit of other than TORVEC; provided, however, that Consultant shall be relieved of such obligation if and when TORVEC discloses the Work Product and Background Rights without any restriction on use or further disclosure.
                  (b) Consultant shall keep confidential and not disclose or use for the benefit of other than TORVEC any and all written or tangible information stamped "confidential," "proprietary" or with a similar legend which is made available or disclosed to Consultant as a result of or in any way related to this Agreement; provided, however, that Consultant shall have no obligation hereunder for that portion of such information which is disclosed by TORVEC to others without any restriction on use and disclosure.


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                  (c) Consultant acknowledges that his promised services hereunder are of special, unique, unusual and extraordinary character which gives them peculiar value, the loss of which cannot adequately be compensated in damages in an action at law, and Consultant further acknowledges that in his consultative capacity hereunder he will be making use of, acquiring and adding to confidential information of special and unique value relating to the affairs of the TORVEC, its subsidiaries and affiliates, including but not limited to its financial affairs, new products, marketing plans, and costs of providing the products. In addition to and not in limitation of any other restrictive covenants which may be binding upon Consultant, Consultant agrees that he will not (except for the benefit of or with the written consent of the TORVEC, its successors or assigns);
               (1)   During or after the Term of Consultation,
                 disclose any of said    information to any
                 person, firm or corporation for any purpose whatsoever; and
                 (2)   During the Term of Consultation or within
                      two (2) years thereafter, in any area in which duties have at any time been assigned to him hereunder during the Term of Consultation, engage (as an individual or as a stockholder, partner, member, agent, employee or representative of any person, firm, corporation limited liability company or partnership, or association), or have any interest, direct or indirect, in any entity developing or producing products or related business in competition with the business of the TORVEC; provided that this paragraph shall not prevent the Consultant from acquiring and holding shares of stock of TORVEC and not to exceed two (2%) percent of the outstanding shares of stock of any other corporation which engages in a related business if such shares are available to the general public on a national securities exchange or NASDAQ..
               6.   Term of agreement.
                  (a) This Agreement shall be for a period of three years commencing on December 1, 1997 unless terminated or canceled as provided herein.
                  (b) The term of any right or licenses under proprietary rights granted to TORVEC as a result of or


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            related to this Agreement shall be for the full term of such proprietary rights.
               7. Warranties and representations. Consultant warrants and represents that:
                  (a)     The Work  Product is  original work  developed
            pursuant to this Agreement;
                  (b)   The Work Product was created by the Consultant;
                  (c)   The Work Product, in whole or in part, does not,
            upon information and belief, infringe any patents, copyrights, trade secrets or other proprietary rights of third parties and Consultant has received no claims or charges of such infringement by the Work Product or any portion thereof, and Consultant has no reason to believe that the Work Product, in whole or in part, may infringe the patents, copyrights, trade secrets or other proprietary rights of third parties;
                  (d)   Consultant has the  authority to enter into this
            Agreement  and   to  perform  all   obligations,  hereunder,
            including, but not limited to, the grant of rights and licenses to the Work Product and Background Rights and all proprietary rights therein or based thereon; and
                  (e)      Consultant has  not  granted  any  rights  or
            licenses to third parties under Work  Product or any portion thereof.
               8. Indemnities. Consultant shall indemnify and hold TORVEC harmless against any loss or liability to person or property arising out of the performance of Consultant under this Agreement
               9. Disability waiver. TORVEC recognizes that Consultant's past association with TORVEC has created unique goodwill to TORVEC. TORVEC desires to retain Consultant's services and prevent them from being used by its competitors, even though Consultant may become disabled or incapacitated. Accordingly, it is expressly understood that Consultant's inability to render Services to TORVEC because of absences, or temporary or permanent illness, disability, or incapacity, or for any other reasonable cause, shall not constitute a failure to perform his obligations hereunder and shall not be deemed a breach or default by him.
               10. Death benefit. Should Consultant die during the term of this Agreement, the Agreement shall terminate as of the last day of the month of his death. TORVEC shall, for a period of twelve (12) months after Consultant's death, pay to his legal representatives, or to his surviving widow (provided that Consultant has so instructed TORVEC in


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            writing prior to his death) the sum of $12,500.00, monthly to be paid on the last day of each month during the twelve
            (12) month period. If Consultant dies during the last year of this Agreement, however, the $12,500.00 monthly payments to his legal representatives or widow, as the case may be, shall not in any case be made after the termination date set forth in this Agreement.
               11.   Termination/Cancellation.
                  (a) This Agreement may be terminated or canceled by either party upon the occurrence of any of the following events, and neither party shall have any liability to the other party for the exercise of such right.
                  (1) By either party, if the other party has breached a covenant, obligation or warranty under this Agreement and such breach remains uncured for a period of 30 days after notice thereof is sent to such other party;
                  (2) By either party, if the other party ceases to conduct business.
               (b) In the event either party terminates or cancels this Agreement pursuant to this Paragraph 11, TORVEC shall have no further liability to Consultant, except to pay Consultant a pro-rata share of the compensation of Paragraph 4 for that portion of the Work Product performed through the date of termination/cancellation.
               12. Arbitration. Any controversy or claim arising out of or relating to this Agreement shall be settled by arbitration in accordance with the Rules of Commercial Arbitration of the American Arbitration Association. Any judgment upon the award rendered in such arbitration may be entered in any court of competent jurisdiction. Notwithstanding the provisions of this paragraph, TORVEC shall have the right to seek enforcement of the provisions of paragraph 5 above by a court proceeding for an injunction.









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               13.   General.
                  (a)   This Agreement is  the sole and entire agreement
            between the parties relating to the subject matter hereof and the Work Product and the Background Rights, and supersedes all prior understandings, agreements, and documentation relating to the subject matter hereof other than prior assignments and transfers of ownership by Consultant to Torvec which assignments and transfers remain in full force and effect. This Agreement may be amended only by an instrument executed by the authorized representatives of both parties.
                  (b)    Any termination, cancellation  or expiration of
            this   Agreement  notwithstanding,   provisions  which   are
            intended to survive and continue shall so survive and continue, including, but not limited to, the provisions of Paragraphs 3, 5, 7, 8, 9,10 11 and 12.
                  (c)   This Agreement shall be interpreted in
            accordance with the substantive law of the State of New
            York.
               IN WITNESS WHEREOF the parties hereto have caused this
            Agreement to be executed by their duly authorized representatives and to be effective as of the date first above written.

            TORVEC, INC.

            By:_____________________   ___________________________
            Title:                     James Gleasman
            Date: __________________   Date:______________________









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                          STOCK OPTION AGREEMENT


               THIS STOCK OPTION AGREEMENT MADE as of this 1st day of
            December, 1997 between TORVEC, INC., a New York business corporation (herein referred to as the "Company"), and JAMES A.GLEASMAN (herein referred to as the "Optionee");

                                     WITNESSETH:

                1. The Company hereby grants to the Optionee an Option (hereinafter referred to as "Option") to purchase an aggregate of 25,000 shares of the $.01 par value Common Stock of the Company (herein referred to as the "Shares") at an exercise price of $5.00 per Share to be paid by the Optionee with cash, a certified check or a bank cashier's check made payable to the order of the Company. Alternatively, provided the Board of Directors shall approve the specific transfer, the Optionee may pay for the Shares, either in whole or in part, by the delivery of Common Stock of the Company already owned by him which will be accepted as payment for the Shares, based upon such Common Stock's fair market value on the date of exercise. In addition, provided the Board of Directors shall approve the specific transfer, payment for the Shares, either in whole or in part, may be made by delivery of Common Stock acquired by the Optionee under any of the Company's stock option plans, provided, however, that if this Option is exercised in part, Shares acquired by such partial exercise may not be used as payment for additional Shares to be acquired under this Agreement. In order for the Optionee to so use shares of Common Stock previously acquired under any of the Company's stock option plans as payment for the Shares either in whole or in part, the transfer of such previously acquired Common Stock as payment for all or a portion of the exercise price under this Agreement must occur more than two years from the date of the grant and one year from the date of exercise of the prior option pursuant to which the Optionee acquired such Common Stock.
                2. The term during which the Option shall be exercisable shall commence on December 1, 1997 and expire on the close of business November 30, 2007, subject to earlier termination as provided in the Torvec, Inc. 1998 Stock
            Option Plan (herein referred to as the "Plan").   The Option
            to purchase the number of Shares granted under this Agreement vest on the 1st day of each of the five years of the Option Term on a cumulative basis, in accordance with the following schedule:


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                                          VESTED      NON-VESTED

               12/1/97 - 11/30/98           20%           80%
               12/1/98 - 11/30/99           40%           60%
               12/1/99 - 11/30/2000         60%           40%
               12/1/2000 - 11/30/2001       80%           20%
               12/1/2001 - 11/30/2002      100%            0%
            provided however, that to the extent the Optionee shall fail to exercise or, due to the above limitation, be prohibited from exercising his Option in any year during the Option period, such annual right to exercise this Option shall not expire, but shall be cumulative and carry over into and be exercisable in any subsequent year during which the Option is outstanding.
               This Option may be exercised by the Optionee in
            accordance with its terms during the Option Term even though, at the time of such exercise, whether in whole or in part, the Optionee is no longer an consultant of the Company.
               3. Notwithstanding the limitation upon immediate exercise set forth in Section 2 hereof, this Option shall be exercisable in full immediately upon the occurrence of a change in control of the Company. For this purpose, the term "change in control of the Company" shall generally include a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company. Specifically, the term shall include (i) the purchase or other acquisition by any person, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, or any comparable successor provisions, of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of more than 50% of either the outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally, or (ii) the approval by the shareholders of the Company of a reorganization, merger, or consolidation with respect to which, in such case, persons who were shareholders of the Company immediately prior to such reorganization, merger, or consolidation do not immediately thereafter, own more than 50% of either the outstanding shares of common stock or the combined voting power of the reorganized, merged or consolidated Company's then outstanding voting securities entitled to vote generally or
            (iii) the liquidation and/or dissolution of the Company.
                4. The Option is not transferable by the Optionee other than by Will or the laws of descent and distribution and is exercisable, during his lifetime, only by the


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            Optionee. In the event that the right to exercise the Option passes to the Optionee's estate, or to a person to whom such right devolves by reason of the Optionee's death, then the Option shall be non transferable in the hands of the Optionee's Executor or Administrator or of such person, except that the Option may be distributed by the Optionee's Executor or Administrator to the distributees of the Optionee's estate as a part thereof.
               5. In order for the Option to be exercised, in whole or in part, the notice by the Optionee to the Company in the form attached hereto must be accompanied by payment in full of the option price for the Shares being purchased. In addition, the Optionee agrees to tender to the Company an additional amount, in cash, certified check, cashier's check or bank draft, equal to the amount of any taxes required to be collected or withheld by the company in connection with the exercise of his Option.
                6. The Company agrees that it will use its best efforts to register the sale of the Shares to be issued upon the exercise of the Option with the Securities and Exchange Commission under the Securities Act of 1933. Upon the effectiveness of the Registration Statement covering the Shares, the Optionee shall be able to sell the Shares in "open market transactions" free of Federal Securities Law restrictions, provided that at the time of sale, or within the three month period immediately prior to such sale, he is not nor has he been an "affiliate" of the Company. The Optionee further understands that, in accordance with applicable Commission rules governing controlling persons of public companies, members of the board of directors of a public company, and/or persons who hold significant policy-making positions with a public company, such as the Company, are deemed to be "affiliates" during their term of office. The Optionee, therefore, agrees that he will consult with the Company's counsel as to any Securities Law restrictions, including a limitation on the number of Shares which may be sold at any one time, on his ability to sell the Shares prior to any sale thereof.
                7. The Company agrees to provide the Optionee with a copy of the Prospectus prepared by the Company in connection with the Registration Statement filed to register the Shares, together with its exhibits, and the Company hereby acknowledges its obligation to provide the Optionee with all proxy and other shareholder communications, including the annual report to security holders, for the most recently completed fiscal year of the Company and all updates thereof. The Optionee agrees that prior to exercise, either in whole or in part of the Option granted to him hereunder, he shall have read such materials, including the most recent annual and quarterly reports to shareholders, and shall have received, if requested, and read all the documents


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            incorporated by reference in the Prospectus and Registration Statement filed with the Securities and Exchange Commission.
                8. The Optionee understands that except as provided in Paragraph 6 above, the Company has not agreed to register either the issuance or the resale of the Shares in accordance with the provisions of the Securities Act of 1933 or to register either the issuance or the resale of the Shares under any applicable State Securities Laws. Hence, the Optionee agrees that by virtue of the provision of certain rules respecting "restricted securities" promulgated under such Federal and/or State Laws, unless the resale of the Shares is registered as provided in Paragraph 6 above, and until the registration of such Shares in accordance with Paragraph 6 above shall have been declared effective by order of the Commission, the Shares which the Optionee shall purchase upon the exercise of this Option must be held indefinitely and may not be sold, transferred, pledged, hypothecated, or otherwise encumbered for value, unless and until a secondary distribution and/or resale of such Shares is subsequently registered under such Federal and/or State Securities Laws, or unless an exemption from registration is available, in which case the Optionee still may be limited as to the amount of the Shares that may be sold, transferred, pledged and/or encumbered for value. The Optionee therefore agrees that, until the registration of such Shares shall have been declared effective by order of the Commission, the Company may affix upon any certificate representing the Shares, a legend that such Shares may not be transferred in violation of Section 5 of the Securities Act of 1933.
                9. The Optionee understands and agrees that the Shares to be acquired upon the exercise of the Option may not be sold, transferred, exchanged, hypothecated, encumbered, pledged or otherwise disposed of for value for a period of six (6) months from the date of the grant of this Option.
                10.   The Optionee understands that the Company has
            established certain policies and procedures governing trading in the Company's securities, including the Shares to be acquired upon the exercise of this Option, while in possession of material, inside information regarding the Company and/or any of its subsidiaries, receipt of which is hereby acknowledged. The Optionee agrees that upon exercise of this Option, either in whole or in part, he will comply with all of the terms and conditions of such policy, including the procedures and guidelines established for its implementation. In particular, the Optionee agrees that where required under such guidelines and procedures, he will obtain permission of the Company's Clearinghouse Committee composed of senior management prior to effectuating any sale or other transfer for value of the Shares to be acquired by virtue of the exercise of this Option.


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               11. All the terms and provisions of the Plan, duly adopted at a meeting of the Company's Board of Directors on _______________ and approved by a majority vote of the Company's shareholders either in person or by proxy at a duly called meeting of such shareholders held on _______________ and as amended to date, are hereby expressly incorporated into this Stock Option Agreement and made a part hereof as if printed herein and the Optionee, by the Optionee's signature hereon, acknowledges receipt of a certified copy of said Plan. If there shall be any conflict between this Agreement and the Plan, the provisions of the Plan shall control.
               12. In accordance with certain terms and conditions of the Plan, the aggregate number and kind of shares that may be purchased pursuant to the grant of the Option under this Agreement shall be proportionately adjusted for any increase, decrease or change in the total number of the outstanding shares of the Company resulting from a stock dividend, stock-split or other corporate reorganization which would result in or have the effect of the Optionee being treated differently (but for the adjustment) than he would be treated had he been the beneficial owner of the Shares subject to the Option on the record date for such dividend, split or reorganization, as the case may be.
               13. The Optionee understands that the Option granted hereunder constitutes a "nonqualified stock option" for federal, and if applicable, state income tax purposes. Consequently, the Optionee understands that under current provisions of federal tax law, for













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            regular as well as for purposes to the federal alternative minimum income tax, no gain or loss generally is recognized to the Optionee upon the grant of the Option. In addition, the Company will receive no business expense deduction as a result of the grant of the Option.
                  For federal income tax purposes, upon the exercise of
            the Option, the difference between the exercise price and the fair market value of the Shares on the date of exercise constitutes ordinary income to the Optionee and is taxed to the Optionee at normal, ordinary tax rates, except to the extent the Shares are not transferable and are subject to a substantial risk of forfeiture. To the extent such difference is required to be included as income by the Optionee, the Company is entitled to a business expense deduction. Upon the later sale of the Shares, long or short term capital gain or loss will be recognized by the Optionee, depending upon the holding period (eighteen months for long term capital gain or loss) and the extent to which the selling price exceeds or is less than the Optionee's basis in the stock. The amount of gain will be taxed at normal, ordinary tax rates, with a maximum rate of 20% if the Shares are held for a period of at least eighteen months. If the Shares are held for a period of at least twelve months, the maximum rate on any gain from their sale will be taxed at 28%.
                  The Optionee also understands that the provisions of
            federal tax law described herein are subject to change and, consequently, the Optionee agrees to consult with his or her own tax advisor with respect to the tax treatment to be accorded the grant of the Option herein, the exercise of such Option, and the disposition of the Shares.
               14. Consistent with the provisions of the Plan, this Agreement shall be binding upon and inure to the benefit of any successor or assignee of the Company and to any executor, administrator, legal representative, legatee, or distributee entitled by law to the Optionee's right hereunder.
               15. Except insofar as an interpretation of federal securities law otherwise is required, or is controlling, this Agreement shall be governed by and construed in accordance with the laws of the State of New York.
               IN WITNESS WHEREOF, the Company has caused this Agreement
            to be executed on its behalf by its duly authorized officer and the Optionee has hereunto set his hand, as of the day and year first above written.
                                    TORVEC, INC.
                                    By:   ____________________________


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                                          ____________________________
                                          James A. Gleasman, Optionee




























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                         NOTICE OF EXERCISE OF STOCK OPTION
                                       AND
                             RECORD OF STOCK TRANSFER

          Torvec, Inc.
          3740 Route 104
          Williamson, New York 14587
          Gentlemen:
             I hereby exercise my Stock Option granted to me by Torvec, Inc. under a Stock Option Agreement dated _______________, subject to all the terms and provisions thereof and of the Torvec, Inc. 1998 Stock Option Plan referred to therein and
          notify you of my desire to purchase               Shares of
          the $.01 par value Common Stock of the Company which were offered to me pursuant to the Stock Option Agreement.
          Enclosed is my payment in the sum of                 in full
          payment of such Shares.
             I understand that a Registration Statement covering the Shares to be issued to me pursuant to this exercise of the Option granted to me was filed with the Securities and Exchange Commission on _______________. The Registration Statement became effective on _______________. Consequently, I understand that unless I am an "affiliate" of the Company, the Shares I am acquiring are freely tradeable and may be sold by me in "open market" transactions. If I am an "affiliate" of the Company, however, or have been one during the three month period prior to sale, I recognize that I may not sell freely on the open market and therefore agree that I will consult the Company's counsel as to the securities law restrictions on my ability to sell the Shares.
             I also understand that under the Plan, and in accordance with the terms of the Stock Option Agreement, I may not sell, assign, alienate, pledge, encumber or otherwise transfer for value the Shares unless a period of six (6) months has elapsed from the date of the grant of the Option to me.
             I acknowledge that I am aware that the Company has established a policy with respect to trading in its securities while in possession of material inside information regarding the Company and/or its subsidiaries, and that, in accordance with certain guidelines and procedures designed to implement such policy, I may be required to obtain permission from a Clearinghouse Committee, composed of Senior Management, prior to any sale or other transfer for value of the Shares hereby acquired.

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             I also acknowledge that I have received and have read the Prospectus dated _______________ prepared by the Company in connection with the grant of the Option contained herein, together with its exhibits, and all proxy and other shareholder communications, including the annual report to security holders, for the most recently completed fiscal year and all quarterly and current updates thereof. I acknowledge that I have received all documents incorporated by reference in the Prospectus and the Registration Statement filed with the Securities and Exchange Commission that I requested and have read the same. I acknowledge that I have had the opportunity to ask questions of and receive answers from the Company's management concerning the information set forth in such Prospectus, reports and updates and have been satisfied with the answers provided regarding the same.
             Finally, I acknowledge that there are significant federal income tax consequences resulting from my exercise of this Option, that I have consulted with and received advice from qualified tax counsel both as to the nature of such tax consequences and their impact upon my own personal income tax situation as the result of such exercise, and that I fully understand such impact and have planned accordingly.

          DATED: ____________           ____________________________














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             Receipt is hereby acknowledged of the delivery to me by Torvec,
          Inc. on                         , 19       of stock certificates
          for         shares of $.01 par value common stock purchased by me
          pursuant to the terms and conditions of the Torvec, Inc. 1998 Stock Option Plan referred to above.

          DATED: ____________           ____________________________























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